CHICAGO                           FOLEY & LARDNER                     SACRAMENTO
DENVER                            FIRSTAR CENTER                       SAN DIEGO
JACKSONVILLE                 777 EAST WISCONSIN AVENUE             SAN FRANCISCO
LOS ANGELES               MILWAUKEE, WISCONSIN 53202-5367            TALLAHASSEE
MADISON                      TELEPHONE (414) 271-2400                      TAMPA
MILWAUKEE                    FACSIMILE (414) 297-4900           WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                  May 24, 2000


AppNet, Inc.
6707 Democracy Boulevard, Suite 1000
Bethesda, Maryland  20817

Gentlemen:

          We have acted as counsel for AppNet, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 6,055,000 shares of the Company's common stock, $.0005 par value (the "Common Stock"), which may be issued pursuant to the AppNet, Inc. 1999 Stock Incentive Plan (the "Plan").

          We have examined: (1) the Plan; (2) the Registration Statement; (3) the Restated Certificate of Incorporation and By-laws of the Company, as amended to date; (4) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Delaware.

          2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                              Very truly yours,


                                              /s/  Foley & Lardner

                                              FOLEY & LARDNER